UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2003

ROHN Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8009	36-3060977
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6718 West Plank Road Peoria, Illinois		61604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (309) 697-4400

Item 4.    Changes in Registrant’s Certifying Accountant

         Previous Independent Accountants

         On July 9, 2003, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) resigned as the independent accountant of ROHN Industries, Inc. (the “Registrant”).

         The reports of PricewaterhouseCoopers for the two fiscal years ended December 31, 2002 and 2001, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports of each of the past two fiscal years included qualifications that expressed substantial doubt regarding the Registrant’s ability to continue as a going concern.

         In connection with its audits for the two most recent fiscal years ended and through July 9, 2003, there have been no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused them to make reference thereto in their report on the financial statements for such periods.

         During the two most recent fiscal years and through July 9, 2003, there have been no “reportable events” (as defined by Regulations S-K, Item 304(a)(1)(v)) except that:

On March 24, 2003, PricewaterhouseCoopers informed the audit committee of the Registrant that a material weakness existed in the Registrant’s internal controls as a result of the January 2003 resignation of the Registrant’s Chief Financial Officer and the loss of a number of financial and accounting personnel in the fourth quarter of 2002 and that PricewaterhouseCoopers would not be able to rely on such controls in completing their audit of the Registrant’s 2002 financial statements. The Registrant has authorized PricewaterhouseCoopers to respond fully to the inquiries of a successor accountant (when one has been engaged) concerning the above described facts. As the Registrant discussed under Item 4 of its Quarterly Report on Form 10-Q for the period ended March 31, 2003 (the "Form 10-Q"), the Registrant agreed that the loss of the Registrant's Chief Financial Officer and financial and accounting personnel negatively impacted the Registrant’s accounting and bookkeeping capabilities. As of the date of the filing of the Form 10-Q, the Registrant had replenished its accounting staff with a well-qualified pool of individuals that the Registrant believes will be able to detect and address such problems in the future.

         The Registrant has requested that PricewaterhouseCoopers furnish it with a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether or not it agrees with the above statements. A copy of such letter, dated July 16, 2003, is filed as Exhibit 16.1 to this Form 8-K.

         New Independent Accountants

         At this time, the Registrant has not engaged a new independent accountant to act as the principal accountant for the Registrant.

Item 5.    Other Events

         On July 16, 2003, the Registrant issued the press release filed herewith as Exhibit 99.1 and incorporated herein by reference, which announced the resignation of PricewaterhouseCoopers as the independent accountant of the Registrant and the resignation of Alan Schwartz, a member of the board of directors of the Registrant.

Item 7.    Financial Statements and Exhibits.

         The following exhibits are filed as a part of this report:

        (a)        Not applicable.

        (b)        Not applicable.

        (c)        Exhibits

                           16.1     Letter dated July 16, 2003 from PricewaterhouseCoopers to the Commission.

                           99.1     Press release dated July 16, 2003.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2003	ROHN INDUSTRIES, INC. By: /s/ John W. Castle John W. Castle Chief Financial Officer